Exhibit 3.2

 ROSS MILLER
                         Secretary of State
                         204 North Corson Street, Suite 1
                         Carson City, Nevada 86701-4520
                         (776) 684-5708
                          Website: www.nvsos.gov

Filed in the office of	Document Number
/s/ Ross Miller
Filing Date and Time
Ross Miller
Secretary of State	Entity Number
State of Nevada

Articles of Conversion

(PURSUANT TO NRS 92A.205)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and Jurisdiction of organization of constituent entity and resulting entity:

CHINA LOGISTICS, INC. Name of constituent entity NEVADA Jurisdiction and HUTECH TECHNOLOGIES CO. LTD. Name of resulting entity BRITISH VIRGIN ISLANDS Jurisdiction	CORPORATION Entity type CORPORATION Entity type'

2.	A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3.	Location of plan of conversion: (check one)

☐ The entire plan of conversion is attached to these articles.

☒ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

☐ The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 86.330

*corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 1 Revised 10-16-09

ROSS MILLER Secretary of State 204 North Corson Street, Suite 1 Carson City, Nevada 86701-4520 (776) 684-5708 Website: www.nvsos.gov

Articles of Conversion

(PURSUANT TO NRS 92A.205)

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

4.	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (If a foreign entity is the resulting entity in the conversion):

Attn:

C/O Offshore Incorporations Limited P.O. Box 957, Offshore Incorporations Centre Road Town, Tortola, British Virgin Islands

5.	Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)*

JANUARY 19, 2011

6.	Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member f there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity Is s foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

CHINA LOGISTICS, INC.
Name of constituent entity

X	President	1/19/2011
Signature	Title	Date

* Pursuant to NRS 92A.205(4) If the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and jurisdiction of the constituent entity and that the existence of resulting entity does not begin until the later date. This statement must be included within the resulting entity's articles.

FILING FEE: $350

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Conversion Page 2 Revised 10-16-09